As filed with the Securities and Exchange Commission on June 1, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FedEx Freight Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-3560171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8285 Tournament Drive
Memphis, Tennessee 38125
(Address of Principal Executive Offices, including Zip Code)

FedEx Freight Holding Company, Inc. 2026 Omnibus Stock Incentive Plan
FedEx Freight Holding Company, Inc. Employee Stock Purchase Plan
(Full title of the plan)

C. Edward Klank III
Executive Vice President – Chief Human Resources and Legal Officer
8285 Tournament Drive
Memphis, Tennessee 38125
(901) 560-0784

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Edward J. Garitty Managing Director – Securities and Corporate Law 8285 Tournament Drive Memphis, Tennessee 38125 (901) 560-0784	Laura Kaufmann Michael Hamilton Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register 14,000,000 shares of common stock, par value $0.10 per share (the “Common Stock”), of FedEx Freight Holding Company, Inc. (the “Registrant”). Of the shares being registered:

(i)	10,000,000 shares are reserved for issuance upon exercise of options granted, or in respect of awards granted, under the FedEx Freight Holding Company, Inc. 2026 Omnibus Stock Incentive Plan (the “Stock Incentive Plan”), including grants made pursuant to the conversion of FedEx Corporation (“FedEx”) equity awards in connection with the Registrant's separation from FedEx; and

(ii)	4,000,000 shares are reserved for issuance under the FedEx Freight Holding Company, Inc. Employee Stock Purchase Plan (together with the Stock Incentive Plan, the “Plans”).

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION*

*       Information required by Items 1 and 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans, as covered by this Registration Statement and as required by Rule 428(b)(1). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of the Registrant filed with the Securities and Exchange Commission (the “SEC”) are incorporated in this Registration Statement by reference and made a part hereof:

(a)       the Registrant’s effective Registration Statement on Form 10 (File No. 001-43059) initially filed with the SEC on January 16, 2026, as amended by Amendment #1 as filed with the SEC on April 10, 2026 (as so amended, the “Form 10 Registration Statement”);

(b)       the Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), as filed with the SEC on May 13, 2026, May 18, 2026 and June 1, 2026; and

(c)       the description of the Common Stock contained under the heading “Description of Our Capital Stock” in the Information Statement filed as Exhibit 99.1 to the Form 10 Registration Statement, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the SEC until and to the extent the information contained therein is superseded or modified by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Plans, each meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.	DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

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ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties as directors or officers, as applicable, and the Registrant’s amended and restated certificate of incorporation includes such an exculpation provision. The Registrant’s amended and restated bylaws includes provisions that indemnify, and provide for the advancement of expenses, to the fullest extent allowable under the Delaware General Corporation Law (the “DGCL”), the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Registrant, or for serving at the Registrant’s request as a director, officer, employee, or agent at another corporation or enterprise, as the case may be. The Registrant’s amended and restated bylaws also provide that the Registrant shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, indemnify and advance expenses to its directors, officers, and employees, subject to the Registrant’s receipt of an undertaking from the indemnified party as may be required under the DGCL.

The limitation of liability and indemnification provisions included in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Registrant’s directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. However, these provisions do not limit or eliminate the Registrant’s rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws.

The foregoing summary is subject to and qualified in its entirety to the full text of the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the DGCL.

Reference is made to Item 9 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

4.1	Amended and Restated Certificate of Incorporation of FedEx Freight Holding Company, Inc. (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated and filed June 1, 2026, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of FedEx Freight Holding Company, Inc. (Filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K dated and filed June 1, 2026, and incorporated herein by reference).

4.3	FedEx Freight Holding Company, Inc. 2026 Omnibus Stock Incentive Plan (Filed as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K dated and filed June 1, 2026, and incorporated herein by reference).

4.4	Form of Restricted Stock Unit Agreement for Non-Management Directors Pursuant to the FedEx Freight Holding Company, Inc. 2026 Omnibus Stock Incentive Plan (Filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K dated and filed June 1, 2026, and incorporated herein by reference).

4.5	FedEx Freight Holding Company, Inc. Employee Stock Purchase Plan (Filed as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K dated and filed June 1, 2026, and incorporated herein by reference).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).

24.1*	Powers of Attorney (contained on the signature page hereto).

107*	Filing Fee Table.

*	Filed herewith

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ITEM 9.	UNDERTAKINGS

A.	The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee.

FEDEX FREIGHT HOLDING COMPANY, INC.
Dated: June 1, 2026
	By:	/s/ C. Edward Klank III
	Name:	C. Edward Klank III
	Title:	Executive Vice President – Chief Human Resources and Legal Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints C. Edward Klank III and Edward J. Garitty as his or her true and lawful attorney-in-fact and agent, acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-8, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John A. Smith	Chief Executive Officer, President and Director	June 1, 2026
John A. Smith	(Principal Executive Officer)

/s/ Marshall W. Witt	Executive Vice President – Chief Financial Officer	June 1, 2026
Marshall W. Witt	(Principal Financial Officer)

/s/ Guy M. Erwin II	Senior Vice President – Chief Accounting Officer	June 1, 2026
Guy M. Erwin II	(Principal Accounting Officer)

/s/ R. Brad Martin	Chair of the Board of Directors	June 1, 2026
R. Brad Martin

/s/ Jeffrey A. Davis	Director	June 1, 2026
Jeffrey A. Davis

/s/ Donald E. Frieson	Director	June 1, 2026
Donald E. Frieson

/s/ Stephen E. Gorman	Director	June 1, 2026
Stephen E. Gorman

/s/ Robert A. King	Director	June 1, 2026
Robert A. King

/s/ Cindy J. Miller	Director	June 1, 2026
Cindy J. Miller

/s/ Amy J. Salcido	Director	June 1, 2026
Amy J. Salcido

/s/ John P. Sauerland	Director	June 1, 2026
John P. Sauerland

/s/ Samantha M. Smith	Director	June 1, 2026
Samantha M. Smith

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